CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.
A Maryland Corporation
BY-LAWS

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.
Amended and Restated By-Laws
ARTICLE I
Stockholders
SECTION 1.  Place of Meeting.  All meetings of
the Stockholders shall be held at the principal office of
the Corporation in the State of Maryland or at such other
place within the United States as may from time to time be
designated by the Board of Directors and stated in the
notice of such meeting.
SECTION 2.  Annual Meetings.  The annual meeting
of the Stockholders of the Corporation shall be held during
the month of May of each year on such date and at such hour
as may from time to time be designated by the Board of
Directors and stated in the notice of such meeting, for the
purpose of electing Directors for the ensuing year and for
the transaction of such other business as may properly be
brought before the meeting.
SECTION 3.  Special or Extraordinary Meetings.
Special or extraordinary meetings of the Stockholders for
any purpose or purposes may be called by the Chairman of
the Board, the President or a majority of the Board of
Directors, and shall be called by the Secretary upon
receipt of the request in writing signed by Stockholders
holding at least a majority of the common stock issued and
outstanding and entitled to vote thereat.  Such request
shall state the purpose or purposes of the proposed
meeting.  The Secretary shall inform such Stockholders of
the reasonably estimated costs of preparing and mailing
such notice of meeting and upon payment to the Corporation
of such costs, the Secretary shall give notice stating the
purpose or purposes of the meeting as required in this
Section 3 to all Stockholders entitled to notice of such
meeting. At any special meeting of the Stockholders, only
such business shall be conducted as shall be properly
brought before the meeting and shall have been indicated in
the call for the meeting as provided in this Section 3 and
the Corporation's notice of meeting given in accordance
with the provisions of Section 4 of this Article I of these
Bylaws.  The chairman of the special meeting shall, if the
facts warrant, determine and declare to the meeting that
business was not properly brought before the meeting or is
not a proper subject for the meeting; any such business
shall not be considered or transacted.
SECTION 4.  Notice of Meetings of Stockholders.
Not less than ten days' and not more than ninety days'
written or printed notice of every meeting of Stockholders,
stating the time and place thereof (and the general nature
of the business proposed to be transacted at any special or
extraordinary meeting), shall be given to each stockholder
entitled to vote thereat by leaving the same with such
stockholder or at such stockholder's residence or usual
place of business or by mailing it, postage prepaid, and
addressed to such stockholder at such Stockholders' address
as it appears upon the books of the Corporation.  If
mailed, notice shall be deemed to be given when deposited
in the United States mail addressed to the stockholder as
aforesaid.
No notice of the time, place or purpose of any
meeting of Stockholders need be given to any stockholder
who attends in person or by proxy or to any stockholder
who, in writing executed and filed with the records of the
meeting, either before or after the holding thereof, waives
such notice.
SECTION 5.  Notice of Stockholder Business at
Annual Meetings.    At any annual meeting of the
Stockholders, only such business shall be conducted as
shall have been properly brought before the meeting.  To be
properly brought before an annual meeting, the business
must (i) be specified in the notice of meeting (or any
supplement thereto) given by or at the direction of the
Board of Directors, (ii) otherwise be properly brought
before the meeting by or at the direction of the Board of
Directors, or (iii) otherwise (x) be properly brought
before the meeting by a Stockholder who is entitled to vote
at the meeting, who complies with the notice procedures set
forth in this Section 5 and who is a Stockholder of record
at the time such notice is delivered to the Secretary of
the Corporation, and (y) constitute a proper subject to be
brought before the meeting.
(b)  For business to be properly brought before
an annual meeting by a Stockholder, the Stockholders must
have given timely notice thereof in writing to the
Secretary of the Corporation.  To be timely, such notice
must be delivered to or mailed and received at the
principal executive offices of the Corporation not later
than 45 days before the date in the then current year
corresponding to the date on which the Corporation first
mailed its proxy materials for the annual meeting held in
the prior year; provided, however, that in the event that
the date of the annual meeting is advanced or delayed by
more than 30 days from the first anniversary of the
preceding year's annual meeting, notice by such Stockholder
to be timely must be so received not later than the close
of business on the 10th day following the day on which
notice or public announcement of the date of such meeting
was given or made.  In no event shall the public
announcement of an adjournment of an annual meeting
commence a new time period for the giving of a
Stockholder's notice as described above.
(c)  Any such notice by a Stockholder shall set
forth as to each matter the Stockholder proposes to bring
before the annual meeting (i) a brief description of the
business desired to be brought before the annual meeting
and the reasons for conducting such business at the annual
meeting, (ii) the name and address, as they appear on the
Corporation's books, of the Stockholder proposing such
business, (iii) the class and number of shares of the
capital stock of the Corporation which are beneficially
owned by the Stockholder, (iv) a representation that the
Stockholder is a holder of record of shares of the
Corporation entitled to vote at such meeting and intends to
appear in person or by proxy at the meeting to present such
business, (v) whether the Stockholder intends or is part of
a group which intends to solicit proxies from other
Stockholders in support of such business, and (vi) any
material interest of the Stockholder in such business.
(d)  Notwithstanding anything in these Bylaws to
the contrary, no business shall be conducted at any annual
meeting except in accordance with the procedures set forth
in this Section 5.  The chairman of the annual meeting
shall, if the facts warrant, determine and declare to the
meeting that (i) the business proposed to be brought before
the meeting is not a proper subject thereof and/or (ii)
such business was not properly brought before the meeting
in accordance with the provisions of this Section 5, and,
if he should so determine, he shall so declare to the
meeting that any such business shall not be considered or
transacted.
(e)  For purpose of Article I, Section 5 and
Article II, Section 2 of these Bylaws, "public
announcement" shall mean disclosure in a press release
reported by the Dow Jones News Service, Bloomberg or
comparable news service or in a document publicly filed by
the Corporation with the Securities and Exchange Commission
pursuant to the Securities Exchange Act of 1934 or the
Investment Company Act of 1940, as amended.
SECTION 6.  Record Dates.  The Board of Directors
may fix, in advance, a date not exceeding ninety days
preceding the date of any meeting of Stockholders, any
dividend payment date or any date for the allotment of
rights, as a record date for the determination of the
Stockholders entitled to notice of and to vote at such
meeting or entitled to receive such dividends or rights, as
the case may be; and only Stockholders of record on such
date shall be entitled to notice of and to vote at such
meeting or to receive such dividends or rights, as the case
may be.  In the case of a meeting of Stockholders, such
date shall not be less than ten days prior to the date
fixed for such meeting.
SECTION 7.  Quorum, Adjournment of Meetings.  The
presence in person or by proxy of the holders of record of
one-third of the shares of common stock of the Corporation
issued and outstanding and entitled to vote thereat shall
constitute a quorum at all meetings of the Stockholders
except as otherwise provided by statute, by the Articles of
Incorporation or by these Bylaws.  If, however, such quorum
shall not be present or represented at any meeting of the
Stockholders, the holders of a majority of the stock
present in person or by proxy or the chairman of the
meeting shall have power to adjourn the meeting from time
to time, without notice other than announcement at the
meeting, to a date not more than 120 days after the
original record date, until the requisite amount of stock
entitled to vote at such meeting shall be present.  A
meeting of Stockholders convened on the date for which it
was called at which a quorum is present may also be
adjourned from time to time for any other purpose without
further notice other than by announcement at the meeting by
the Chairman of the meeting or upon vote of the
Stockholders, but not to a date more than 120 days after
the original date.  At such adjourned meeting any business
may be transacted which might have been transacted at the
meeting as originally notified.
SECTION 8.  Voting and Inspectors.  At all
meetings, Stockholders of record entitled to vote thereat
shall have one vote for each share of common stock standing
in his name on the books of the Corporation (and such
Stockholders of record holding fractional shares, if any,
shall have proportionate voting rights) on the date for the
determination of Stockholders entitled to vote at such
meeting, either in person or by proxy.
All questions shall be decided by a majority of
the votes cast at a duly constituted meeting (except for
all elections which shall be by a plurality of votes cast),
unless the question is one upon which, by express
provisions of applicable statutes, of the Articles of
Incorporation or of these Bylaws, a different vote is
required, in which case such express provisions shall
govern and control the decision of such question.
At any election of Directors, the Chairman of the
meeting may, and upon the request of the holders of ten
percent (10%) of the stock entitled to vote at such
election shall, appoint one or more inspectors of election
who shall first subscribe an oath or affirmation to execute
faithfully the duties of inspectors at such election with
strict impartiality and according to the best of their
ability, and shall after the election make a certificate of
the result of the vote taken.  No candidate for the office
of Director shall be appointed such Inspector.
SECTION 9.  Proxies.  Any Stockholder entitled to
vote at any meeting of Stockholders may vote either in
person or by written proxy signed by the Stockholder or his
authorized agent. A Stockholder entitled to vote at any
meeting of Stockholders may also authorize another person
or persons to act as a proxy for him via telephone, the
internet or any other means authorized by Maryland law.
Unless a proxy provides otherwise, it is not valid more
than eleven months after its date. A copy, facsimile
transmission or other reproduction of a writing or
transmission may be substituted for the original writing or
transmission for any purpose for which the original writing
or transmission could be used. Every proxy shall be dated,
but need not be sealed, witnessed or acknowledged.  Every
proxy shall be revocable at the pleasure of the person
executing it or of his personal representatives or assigns.
All proxies shall be delivered to the Secretary of the
Corporation, or to the person acting as Secretary of the
Meeting being voted.  A proxy with respect to stock held in
the name of two or more persons shall be valid if executed
by one of them unless, at or prior to exercise of such
proxy, the Corporation receives a specific written notice
to the contrary from any one of them.  A proxy purporting
to be executed by or on behalf of a stockholder shall be
valid unless challenged at or prior to its exercise;
SECTION 10.  Conduct of Stockholders' Meetings.
The meetings of the Stockholders shall be presided over by
the Chairman of the Board, or if he is not present, by the
President, or if he is not present, by a Vice-President, or
if none of them is present, by a Chairman to be elected at
the meeting.  The Secretary of the Corporation, if present,
shall act as a Secretary of such meetings, or if he is not
present, an Assistant Secretary shall so act; if neither
the Secretary nor the Assistant Secretary is present, then
the meeting shall elect its Secretary.
The Board of Directors of the Corporation shall
be entitled to make such rules or regulations for the
conduct of meetings of Stockholders as it shall deem
necessary, appropriate or convenient.  Subject to such
rules and regulations of the Board of Directors, if any,
the chairman of the meeting shall have the right and
authority to prescribe such rules, regulations and
procedures and to do all such acts as, in the judgment of
such chairman, are necessary, appropriate or convenient for
the proper conduct of the meeting, including, without
limitation, adjourning the meeting from time to time in
accordance with Article I, Section 7, establishing an order
of business for the meeting, rules and procedures for
maintaining order at the meeting and the safety of those
present, limitations on participation in such meeting to
Stockholders of record of the Corporation and their duly
authorized and constituted proxies, and such other persons
as the chairman shall permit, limitations on the time
allotted to questions or comments by participants and
regulation of the opening and closing of the polls for
balloting and matters which are to be voted on by ballot.
SECTION 11.  Concerning Validity of Proxies,
Ballots, etc.  At every meeting of the Stockholders, all
proxies shall be received and taken in charge of and all
ballots shall be received and canvassed by the Secretary of
the meeting, who shall decide all questions touching the
qualification of voters, the validity of the proxies and
the acceptance or rejection of votes, unless inspectors of
election shall have been appointed by the Chairman of the
meeting, in which event such inspectors of election shall
decide all such questions.
SECTION 12.  Action without Meeting.  Any action
to be taken by Stockholders may be taken without a meeting
if (1) all Stockholders entitled to vote on the matter
consent to the action in writing, (2) all Stockholders
entitled to notice of the meeting but not entitled to vote
at it sign a written waiver of any right to dissent and (3)
said consents and waivers are filed with the records of the
meetings of Stockholders.  Such consent shall be treated
for all purposes as a vote at the meeting.
ARTICLE II
Board of Directors
SECTION 1.  Number and Tenure of Office.  The
business and affairs of the Corporation shall be conducted
and managed by a Board of Directors of not less than three
nor more than nine Directors; as may determined from time
to time by vote of a majority of the entire Board of
Directors.  Directors need not be stockholders.  .
SECTION 2.  Director Nominations.   Only
persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Corporation may be made at an annual meeting of Stockholders or at a special meeting of Stockholders as to which the call for the meeting and the Corporation's notice of meeting provide for the election of Directors, by or at the direction of the Board of Directors or by any Stockholder of the Corporation who is entitled to vote for the election of such nominee at the meeting, who complies with the notice procedures set forth in this Section 2 and who is a Stockholder of record at the time such notice is delivered to the Secretary of the Corporation.
(b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation. To be timely, (i) any notice of nomination(s) by a Stockholder given in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 45 days before the date in the then current year corresponding to the date on which the Corporation first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by such Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made, and (ii) any notice of nomination(s) given in connection with a special meeting as to which the call for the meeting and the Corporation's notice of meeting provide for the election of Directors must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of such special meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of such special meeting was given or such public disclosure was made. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a Stockholder's notice of nomination(s) as described above.
(c) Any such notice by a Stockholder shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange
Act of 1934 or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a Director of the Corporation); and (ii) as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such Stockholder, (B) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such Stockholder, (C) a representation that the Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination(s) and (D) whether the Stockholder intends or is part of a group which intends to solicit proxies from other
Stockholders in support of such nomination(s). At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.
(d) If a notice by a Stockholder is required to be given pursuant to this Section 2, no person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation and the Board of Directors approves such reimbursement. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.
SECTION 3.  Vacancies.  In case of any vacancy in
the Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of Stockholders or until his successor is chosen and qualifies.
SECTION 4.  Increase or Decrease in Number of
Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three.
SECTION 5.  Place of Meeting.  The Directors may
hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 6.  Regular Meetings.  Regular meetings
of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.
The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the Stockholders for the election of Directors.
SECTION 7.  Special Meetings; Waiver of Notice.
Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, and must be held upon call of the Secretary on the written request of a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.
Such notice or waiver of notice need not state the purpose or purposes of such meeting.
SECTION 8.  Quorum.  One-third of the Directors
then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.
SECTION 9.  Executive Committee.  The Board of
Directors may, by the affirmative vote of a majority of the whole Board, appoint from the Directors an Executive
Committee to consist of one or more Directors as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The
Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law the Executive
Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive
Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but the presence of a majority shall be necessary to constitute a quorum if the Executive Committee has more than two members. During the absence of a member of the Executive Committee, the remaining members, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in his place.
SECTION 10.  Audit Committee.  There shall be an
Audit Committee of two or more Directors who are not "interested persons" of the Corporation (as defined in the Investment Company Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee's duties shall include reviewing both the audit and other work of the Corporation's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Corporation's records and documents.
SECTION 11.  Other Committees.  The Board of
Directors, by the affirmative vote of a majority of the whole Board, may appoint from the Directors other committees which shall in each case consist of one or more
Directors and shall have and may exercise such powers as the Board may determine in the resolution appointing them.
A majority of all the members of any such committee which has more than two members may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.
SECTION 12.  Telephone Meetings.  Members of the
Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting, except that for purposes of actions required to be made "in person" by the Investment Company Act of 1940, participation by such means shall not constitute "in person" participation.
SECTION 13.  Action Without a Meeting.  Any
action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.
SECTION 14.  Compensation of Directors.  No
Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940, as amended) of the Corporation or of its investment manager or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.
ARTICLE III
Officers
SECTION 1.  Executive Officers.  The executive
officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the Stockholders. These may include a Chairman of the Board of Directors (who shall be a Director) and shall include a President (who shall be a Director), one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer.
The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant
Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.
SECTION 2.  Term of Office.  The term of office
of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant
Secretary, unless otherwise specified therein, such resignation shall take effect upon delivery.
SECTION 3.  Powers and Duties.  The officers of
the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive
Committee.
SECTION 4.  Surety Bonds.  The Board of Directors
may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, fund or securities that may come into his hands.
ARTICLE IV
Capital Stock
SECTION 1.  Certificates for Shares.  Each
stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.
SECTION 2.  Transfer of Shares.  Shares of the
Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.
SECTION 3.  Stock Ledgers.  The stock ledgers of
the Corporation, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer
Agent, at the offices of the Transfer Agent of the Corporation.
SECTION 4.  Transfer Agents and Registrars.  The
Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers (if any), or by both if such transfer agents or registrars are not the same person, and shall not be valid unless the certificates are so countersigned. If the same person shall be both transfer agent and registrar, only on countersignature by such person shall be required.
SECTION 5.  Lost, Stolen or Destroyed
Certificates.  The Board of Directors or the Executive
Committee may determine the conditions upon which a new certificate of stock of the Corporation or any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
SECTION 6.  Discount from Net Asset Value.  If,
for a fiscal quarter during or after the fifth year following the first effective date of the Corporation's
Registration Statement on Form N-2, the average discount from net asset value at which shares of the Corporation's
Common Stock have traded is in the determination of the Board of Directors, substantial, the Board of Directors of the Corporation will consider, at its next regularly scheduled quarterly meeting, taking actions designed to eliminate the discount, including periodic repurchases of shares or amendments to the Corporation's Articles of Incorporation to convert the Corporation to an open-end investment company.
ARTICLE V
Corporate Seal
The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.
ARTICLE VI
Fiscal Year and Accountant
SECTION 1.  Fiscal Year.  The fiscal year of the
Corporation, unless otherwise ordered by the Board of Directors, shall begin on the first day of January and shall end on the last day of December in each year.
SECTION 2.  Accountant.  The Corporation shall
employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders' meeting called for that purpose.
ARTICLE VII
Indemnification
The Corporation shall indemnify its Directors and officers against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law and the Articles of Incorporation of the Corporation.
ARTICLE VIII
Custodian
SECTION 1.  Designation of Custodian,
Subcustodians. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars
($50,000,000), and, to the extent required by the Investment Company Act of 1940, as amended, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law.
SECTION 2.  Termination of Custodian.  The
Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:
a) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;
b) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and
c) in the event that no successor custodian can be found, submit to the Stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.
ARTICLE IX
Amendment of By-Laws
The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive right to make, amend, alter and repeal the Bylaws of the Corporation, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw, except as otherwise required by the Investment Company Act of 1940, as amended.
As of February 14, 2001.


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